UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:

September 22, 2023

Gaucho Group Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40075	52-2158952
State of Incorporation	Commission File Number	IRS Employer Identification No.

112 NE 41st Street, Suite 106

Miami, FL 33137

Address of principal executive offices

212-739-7700

Telephone number, including Area code

Former name or former address if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	VINO	The Nasdaq Stock Market LLC

Item 3.03 Material Modification to Rights of Security Holders.

On September 8, 2023, the Board of Directors of Gaucho Group Holdings, Inc. (the “Company”), as authorized by the stockholders of the Company, approved a reverse stock split of the Company’s issued and outstanding shares of common stock, par value $0.01 per share (the “Common Stock”), at a ratio of 1-for-10 (the “Reverse Stock Split”).

On September 14, 2023, the Board of Directors of the Company approved the amended and restated Certificate of Incorporation to effect the Reverse Stock Split.

The Reverse Stock Split will become effective at 12:01 a.m., Eastern Time, on September 25, 2023 (the “Effective Date”).

Reason for the Reverse Stock Split

The Company is effecting the Reverse Stock Split to satisfy the $1.00 minimum bid price requirement, as set forth in Nasdaq Listing Rule 5450(a)(1) (the “Bid Price Requirement”), for continued listing on The NASDAQ Capital Market. As previously disclosed in a Current Report on Form 8-K filed June 6, 2023, on June 1, 2023, the Company received a deficiency letter from the Listing Qualifications Department (the “Staff”) of the Nasdaq Stock Market (“Nasdaq”) notifying the Company that, for the preceding 30 consecutive business days, the closing bid price for the Common Stock was trading below the minimum $1.00 per share requirement for continued inclusion on The Nasdaq Capital Market pursuant to the Bid Price Requirement. In accordance with Nasdaq Rules, the Company has been provided an initial period of 180 calendar days, or until November 28, 2023 (the “Compliance Date”), to regain compliance with the Bid Price Requirement. If at any time before the Compliance Date the closing bid price for the Company’s Common Stock is at least $1.00 for a minimum of 10 consecutive business days, the Staff will provide the Company written confirmation of compliance with the Bid Price Requirement. By effecting the Reverse Stock Split, the Company expects that the closing bid price for the Common Stock will increase above the $1.00 per share requirement.

Effects of the Reverse Stock Split

Effective Date; Symbol; CUSIP Number. The Reverse Stock Split becomes effective with Nasdaq and the Common Stock began trading on a split-adjusted basis at the open of market on the Effective Date. In connection with the Reverse Stock Split, the CUSIP number for the Common Stock will change to 36809R404.

Split Adjustment; Treatment of Fractional Shares. On the Effective Date, the total number of shares of Common Stock either issued and outstanding or held in treasury will be converted automatically into the number of shares of Common Stock equal to: (i) the number of shares issued and outstanding or held in treasury immediately prior to the Reverse Stock Split divided by (ii) ten (10). Any fractional share of Common Stock that would otherwise result from the Reverse Stock Split will be rounded to a whole share and, as such, any stockholder who otherwise would have held a fractional share after giving effect to the Reverse Stock Split will instead hold one whole share of the post-Reverse Stock Split Common Stock after giving effect to the Reverse Stock Split. As a result, no fractional shares will be issued in connection with the Reverse Stock Split and no cash or other consideration will be paid in connection with any fractional shares that would otherwise have resulted from the Reverse Stock Split. The Company intends to treat stockholders holding shares of Common Stock in “street name” (that is, held through a bank, broker or other nominee) in the same manner as stockholders of record whose shares of Common Stock are registered in their names. Banks, brokers or other nominees will be instructed to effect the Reverse Stock Split for their beneficial holders holding shares of our Common Stock in “street name;” however, these banks, brokers or other nominees may apply their own specific procedures for processing the Reverse Stock Split.

Also on the Effective Date, all options, warrants and other convertible securities of the Company outstanding immediately prior to the Reverse Stock Split will be adjusted by dividing the number of shares of Common Stock into which the options, warrants and other convertible securities are exercisable or convertible by ten (10) and multiplying the exercise or conversion price thereof by ten (10), all in accordance with the terms of the plans, agreements or arrangements governing such options, warrants and other convertible securities and subject to rounding to the nearest whole share. Such proportional adjustments will also be made to the number of shares and restricted stock units issued and issuable under the Company’s equity compensation plan.

No Action Required. Stockholders do not need to take any action, as the effect of the Reverse Stock Split will be reflected automatically. Each share of Common Stock immediately prior to the Effective Time (“Old Shares”) shall thereafter represent that number of shares of Common Stock into which the Old Shares shall have been combined, subject to the elimination of fractional share interests as described above.

Amended and Restated Certificate of Incorporation. The Company effected the Reverse Stock Split pursuant to the Company’s filing of an amended and restated certificate of incorporation (the “Certificate”) with the Delaware Secretary of State effective 12:01 a.m., Eastern Time, on September 25, 2023, in accordance with Delaware Law. A copy of the Certificate is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Stockholder Approval. At the Company’s Annual Stockholder Meeting held on August 24, 2023, the stockholders approved a proposal to grant the Board of Directors discretion on or before June 30, 2024, to implement a reverse stock split in a range of one-for-two up to one-for-ten. As such, the Reverse Stock Split was approved in accordance with Delaware law.

Capitalization. As of September 22, 2023 there were 8,632,034 shares of Common Stock issued and 8,631,753 shares of Common Stock outstanding. As a result of the Reverse Stock Split, there will be approximately 863,293 shares of Common Stock issued and 863,264 shares of Common Stock outstanding (subject to adjustment due to the effect of rounding fractional shares into whole shares). The Reverse Stock Split will not have any effect on the stated par value of the Common Stock. The total number of the Corporation’s authorized shares of Common Stock and Preferred Stock shall not be affected by the foregoing.

Immediately after the Reverse Stock Split, each stockholder’s relative ownership interest in the Company and proportional voting power will remain virtually unchanged except for minor changes and adjustments that will result from rounding fractional shares into whole shares.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The information set forth in Item 3.03 of this Current Report on Form 8-K with respect to the Company’s amended and restated certificate of incorporation effecting the Reverse Stock Split is incorporated by reference into Item 5.03 of this Current Report on Form 8-K.

Item 8.01 Other Events

On September 22, 2023, Gaucho Group Holdings, Inc. (the “Company”) published a press release announcing the Reverse Stock Split. The full text of the press release is furnished hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

3.1	Amended and Restated Certificate of Incorporation filed with the Delaware Secretary of State on September 22, 2023
99.1	Press Release dated September 22, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on the 22nd day of September 2023.

Gaucho Group Holdings, Inc.

By:	/s/ Scott L. Mathis
Scott L. Mathis, President & CEO